EXHIBIT 32.2

CERTIFICATION OF PRINCIPAL FINANCAIL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT BY

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Liberty Silver Corp. (the “Company”) on Form 10-Q for the nine months ended March 31, 2010, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, John Pulos, Chief Financial Officer of Liberty Silver Corp., certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(1) the Report fully complies with the requirements of section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: May 14, 2010

By: ______________________________
/s/John Pulos, Chief Financial Officer